AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2000
                                                       REGISTRATION NO. 33-

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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       ------------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                       ------------------------------


                           AMCORE FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

            NEVADA                                            36-3183870
(State or other jurisdiction of                             (IRS employer
incorporation or organization)                         identification number)

                             501 Seventh Street
                          Rockford, Illinois 61104
                               (815) 968-2241
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ------------------------------


              AMCORE FINANCIAL, INC. 2000 STOCK INCENTIVE PLAN
                          (Full Title of the Plan)

                       ------------------------------


                               JOHN R. HECHT
            EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           AMCORE FINANCIAL, INC.
                             501 SEVENTH STREET
                          ROCKFORD, ILLINOIS 61104
                               (815) 968-2241
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                       ------------------------------

                               WITH COPY TO:

                             WILLIAM R. KUNKEL
              Skadden, Arps, Slate, Meagher & Flom (Illinois)
                      333 W. Wacker Drive, Suite 2100
                          Chicago, Illinois 60606
                               (312) 407-0700
                       ------------------------------



                           CALCULATION OF REGISTRATION FEE
==========================================================================================================================

                                                          Proposed Maximum   Proposed Maximum
            Title of                    Amount to be      Offering Price         Aggregate              Amount of
   Securities to be Registered          Registered         Per Share (1)      Offering Price(1)    Registration Fee (2)

Common Stock, par value $.22
per share(3)..........                 2,275,000 shares        $19.00          $43,225,000           $11,411.40
==========================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.
      Pursuant to Rules 457(a) and 457(c) under the Securities Act of 1933, the registration fee applicable to the Common Stock is calculated upon the basis of the average high and low sales prices of the Common
      Stock as reported on the Nasdaq National Market on September 19,
      2000.
(2) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933.
(3) Includes Common Stock Purchase Rights which are attached to and trade with the Common Stock (the "Rights").



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


      The Registrant will provide the documents containing the information specified in Part I as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

      o   Annual Report on Form 10-K for the year ended December 31, 1999

      o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000

      o The description of the Common Stock (including share purchase rights) contained in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed before or after this prospectus for the purpose of updating such description

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                           AMCORE Financial, Inc.
                             501 Seventh Street
                          Rockford, Illinois 61104
                               (815) 968-2241

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      AMCORE Financial, Inc. ("the Company") is required, pursuant to its Articles of Incorporation, to indemnify all persons who may be indemnified under Nevada law to the fullest extent permitted by such law. Generally, under Nevada law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to derivative actions, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that such person is entitled to indemnification despite the adjudication of liability. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation shall indemnify such officer, director, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

      The Company's Articles of Incorporation permits the Company to purchase and maintain insurance or make other financial arrangements to insure its directors, officers, employees and agents against liabilities, whether or not the Company is permitted to indemnify against such liabilities.

      As permitted by Nevada law, the Company's Articles of Incorporation eliminates, to the fullest extent permitted by Nevada law, the personal liability of directors and officers to the Company for breaches of fiduciary duty. Under the Company's Articles of Incorporation, directors and officers are not indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or for violations of Section 78.300 of the Nevada General Corporation Law regarding unlawful payment of dividends.

      The Company has entered into indemnification contracts (the "Indemnification Agreements") with its directors and officers. The Indemnification Agreements provide for indemnification of directors and officers to the fullest extent permitted by law. These agreements cover all expenses, judgments, fines and penalties incurred and amounts paid in settlement in connection with investigating, defending, being a witness or participating in or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer was a director or officer, employee, agent or fiduciary of the company or was serving as such at the request of the Company. The Indemnification Agreements imposed upon the Company the burden of proving that the director or officer is not entitled to indemnification.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

      A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.


ITEM 8.  UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (2) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockford, State of Illinois, on this 22nd day of September, 2000.

                              AMCORE FINANCIAL, INC.



                              By: /s/ John R.  Hecht
                                  ------------------------------------
                                  John R. Hecht
                                  Executive Vice President and Chief Financial
                                  Officer


      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of AMCORE Financial, Inc. whose signature appears below constitutes and appoints Robert J. Meuleman and John R. Hecht, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                     TITLE                     DATE
         ---------                     -----                     ----


 /s/ Robert J. Meuleman       Director, Chairman and Chief   September 20, 2000
--------------------------    Executive Officer (principal
  Robert J. Meuleman          executive officer)


 /s/ Kenneth E. Edge          Director, President and Chief  August 31, 2000
--------------------------    Operating Officer
  Kenneth E. Edge


 /s/ John R. Hecht            Executive Vice President and   August 31, 2000
--------------------------    Chief Financial Officer
  John R. Hecht               (principal financial officer
                              and principal accounting
                              officer)


 /s/ Paula A. Bauer           Director                       August 31, 2000
------------------------
  Paula A. Bauer


 /s/ Karen Branding           Director                       September 5, 2000
------------------------
  Karen Branding


 /s/ Milton R. Brown          Director                       August 31, 2000
------------------------
  Milton R. Brown


 /s/ Richard C. Dell          Director                       August 31, 2000
------------------------
  Richard C. Dell


 /s/ Paul Donovan             Director                       August 31, 2000
------------------------
  Paul Donovan


 /s/ Lawrence E. Gloyd        Director                       August 30, 2000
------------------------
  Lawrence E. Gloyd


 /s/ John A. Halbrook         Director                       August 31, 2000
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  John A. Halbrook


 /s/ Frederick D. Hay         Director                       August 31, 2000
------------------------
  Frederick D. Hay


 /s/ William R. McManaman     Director                       August 31, 2000
-------------------------
  William R. McManaman


 /s/ Jack D. Ward             Director                       August 31, 2000
-------------------------
  Jack D. Ward


 /s/ Gary L. Watson           Director                       August 31, 2000
-------------------------
  Gary L. Watson




                               EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
--------    -----------

4.1 AMCORE Financial, Inc. 2000 Stock Incentive Plan (incorporated by reference to the Company's Form DEF 14A as filed with the Commission on March 24, 2000)

4.2 Rights Agreement, dated February 21, 1996, between AMCORE Financial, Inc. and Firstar Trust Company (incorporated by reference to the Company's Form 8-K as filed with the Commission on February 28, 1996)

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) regarding the legality of the securities being registered

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (contained in Exhibit 5.1 hereto)

24.1 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)